UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2019

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	NASDAQ (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01           Entry into a Material Definitive Agreement

The information set forth under Item 5.02 of this Form 8-K is incorporated herein by reference.

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Chief Executive Officer and Director

Red Robin Gourmet Burgers, Inc. (the “Company”) today announced that on September 2, 2019, the Board of Directors (the “Board”) appointed Paul J.B. Murphy III as President and Chief Executive Officer and a director of the Company, effective October 3, 2019. Mr. Murphy succeeds Pattye L. Moore who has served as Interim Chief Executive Officer and President since April 2019. Ms. Moore has served as Board Chair since 2010 and, as previously announced, plans to retire from the Board following an appropriate transition period.

In connection with Mr. Murphy’s appointment to the Board, the Board authorized an increase in its size from ten to eleven directors, also effective October 3, 2019. As a non-independent director, Mr. Murphy is not expected to serve on any of the Board’s standing committees.

Mr. Murphy, age 64, has served as Executive Chairman of Noodles & Company from July 2017. Prior to that, Mr. Murphy served as CEO and a member of the board of directors of Del Taco Restaurants, Inc. from February 2009 to July 2017, and as President from February 2009 to December 2016. From 1996 to 2008, Mr. Murphy held various roles with Einstein Noah Restaurant Group, Inc. Mr. Murphy originally joined Einstein’s as Senior Vice President, Operations in 1997. He was promoted to Executive Vice President, Operations in 1998, and to Chief Operating Officer in 2002. In 2003, he was appointed President and CEO and a member of the board of directors. Mr. Murphy has significant experience in both operational and executive leadership in the restaurant industry, including leading companies through successful business transformations.

Other than as described herein, there are no understandings or arrangements with any person regarding the appointment of Mr. Murphy to these positions. Mr. Murphy has no reportable relationships with the Company.

Summary of CEO Compensation Arrangement

In connection with Mr. Murphy’s appointment as Chief Executive Officer, the Company and Mr. Murphy entered into an employment agreement, dated September 2, 2019 (the “Murphy Employment Agreement”). The Murphy Employment Agreement has a term continuing through December 31, 2022, and provides for the following compensation: (i) an annual base salary of $900,000; (ii) eligibility to receive an annual bonus with a target of 120% of base salary; (iii) sign-on cash bonus of $500,000, payable in two installments: (a) $275,000 upon Board approval of the Company’s 2020 budget, and (b) $225,000 payable on the one-year anniversary of Mr. Murphy’s start date (with such second installment subject to repayment on a prorated basis if employment is terminated by the Company for Cause or by Mr. Murphy without Good Reason (as such terms are defined in the Murphy Employment Agreement) in the first three years); and (iv) sign-on equity award consisting of restricted stock units (“RSUs”) with a grant date fair value of $1.6 million, with a grant date seven days following his start date, which will cliff-vest on the third anniversary of the start date, subject to Mr. Murphy’s continued employment through such vesting date.

In fiscal year 2020 Mr. Murphy will receive an award under the Company’s long-term incentive plan (“LTIP”), which will have a target value equal to $3.0 million.

Mr. Murphy may also participate in the Company’s standard benefit plans, as may be amended from time to time, in which other senior executives are eligible to participate. Additionally, he is entitled to a car allowance of $15,000 per year, reimbursement of legal fees associated with the review, negotiation, and execution of his employment agreement (not to exceed $10,000), and holidays and paid time off in accordance with the Company’s paid time off policies applicable to executive officers as in effect from time to time.

Upon the termination of Mr. Murphy’s employment for any reason, he will be entitled to receive any accrued but unpaid base salary, reimbursable expenses, prior year annual bonus to the extent unpaid (but not payable upon a termination for Cause), any compensation previously deferred by Mr. Murphy payable pursuant to, and at such times as provided for by, such deferred compensation plan, program or policy, and any payments, benefits or fringe benefits to which Mr. Murphy is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, payable in accordance with the terms of such plan, program or grant (the “accrued obligations”).  In the event Mr. Murphy’s employment terminates due to his death or disability, in addition to the accrued obligations, he will also be entitled to receive a prorated bonus for the year of termination (based on actual performance, prorated for the number of days employed during the applicable fiscal year).

Upon Mr. Murphy’s termination of employment by the Company without Cause or due to his resignation for Good Reason, he will be entitled to receive as severance benefits in addition to accrued obligations and a prorated bonus for the year of termination (based on actual performance, prorated for the number of days employed during the applicable fiscal year), (i) 24 months of salary; (ii) immediate vesting of the RSU sign-on equity award; and (iii) subject to his timely election of continued healthcare coverage under COBRA, monthly payments (or reimbursement) of the cost of COBRA coverage for 18 months. Mr. Murphy’s receipt of the severance benefits mentioned in this paragraph is subject to his execution of a waiver and release of claims in favor of the Company and its affiliates, and adherence to post-employment restrictive covenant obligations.

Mr. Murphy will be subject to customary restrictive covenants in the Murphy Employment Agreement, including nondisclosure of confidential information, return of Company property, and, during employment and for the 24 months following termination of employment, non-competition and non-solicitation of employees, suppliers, and business relations of the Company.

The foregoing is a summary description of the Murphy Employment Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Murphy Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

For more information about the Company’s annual award programs and the Executive Change in Control Severance Plan, see the Company’s proxy statement for the 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 10, 2019.

Retirement of Three Board Members

On September 5, 2019, the Company announced that Director Aylwin Lewis will retire from the Board following an appropriate CEO transition period. The Company previously announced the retirement of Pattye L. Moore, Board Chair and interim President and Chief Executive Officer, following such transition and that Director Stuart Oran has decided not to stand for re-election at the 2020 Annual Meeting of Shareholders.

The departures of Mr. Lewis, Ms. Moore, and Mr. Oran were part of a board refresh, and not due to any disagreement with the Company or management.

The Company issued a press release on September 5, 2019 announcing the appointment of Mr. Murphy as Chief Executive Officer of the Company and the additional director change. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein.

ITEM 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description

10.1	Employment Agreement by and between Red Robin Gourmet Burgers, Inc. and Paul Murphy, dated September 2, 2019.

99.1	Red Robin Gourmet Burgers, Inc. Press Release dated September 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 5, 2019

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Senior Vice President & Chief Legal Officer